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                                                                  EXHIBIT 23(b)

                                     [LETTERHEAD]

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) to register 2 million shares of Common Stock of UtiliCorp United Inc. of our report dated November 10, 1995, which is included in UtiliCorp United Inc.'s Form 8-K/A dated April 1, 1996, and to all references to our firm included in this Registration Statement.




                                       /s/ Arthur Andersen


Melbourne, Australia,
January 13, 1997